Exhibit j(2) under Form N-1A
Exhibit 99 under Item 601/Reg.S-K

                                                                                           Exhibit j(2) under Form N-1A
Exhibit 99 under Item 601/Reg.S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and
Board of Trustees of
Federated Managed Allocation Portfolios:

We consent to the use of our report dated January 25, 2011, with respect to the financial statements of the Federated Balanced Allocation Fund, a portfolio of Federated Managed Allocation Portfolios, as of November 30, 2010, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm”, “Addresses”, and “Appendix” in the statement of additional information.

Boston, Massachusetts
January 25, 2011